AMENDMENT TO MERCHANDISE LICENSING AGREEMENT

This Amendment to the Merchandise Licensing Agreement with an effective date of July 1, 2002, ("Agreement"), is entered into this 23rd day of July, 2003 by and between Sega of America, Inc. ("Licensor"), a California corporation with principal offices at 650 Townsend, Suite 650, San Francisco, California, 94103 and House of Brussels Chocolates ("Licensee"), a Canadian company with principal offices at 750 Terminal Avenue, Vancouver, British Columbia, V6A 2M5 Canada. Unless otherwise indicated herein, the terms used in this Amendment without definition shall have the respective meanings specified in the Agreement.

WHEREAS, Licensor and Licensee desire to extend the Terms of the Agreement;

NOW THEREFORE, and for good and valuable consideration the receipt and adequacy of which is hereby acknowledged, Licensor and Licensee agree as follows:

"Territory" shall be amended to be North America and South America.

"Term" should be extended for one year or until December 31, 2005.

Except as specifically amended by this Amendment, all terms and conditions of the Agreement shall survive and continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

Sega of America, Inc.
("Licensor")

By: S. Loyola

Title: Executive VP

Date: Aug 8, 2003

House of Brussels Chocolates
("Licensee")

By: [signature]

Title: CEO

Date: Aug 4 2003